Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Veri-Tek International Corp. on Form 10K of our report dated February 17, 2005 and April 25, 2005 for Veri-Tek International Corp. for the years ended December 31, 2004 and 2003, which is a part of this Registration Statement.

Freedman & Goldberg, CPAs, PC

Farmington Hills, MI

May 6, 2005

29